Exhibit 99.3
                         AMENDMENT NUMBER THREE TO THIRD
                      AMENDED AND RESTATED CREDIT AGREEMENT


     This AMENDMENT NUMBER THREE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 6, 1997, is entered into among SOUTHDOWN, INC., a Louisiana corporation ("Borrower"), the banks and financial institutions that are signatories to the Credit Agreement (as defined below) (collectively, the "Banks", and individually, a "Bank"), and WELLS FARGO BANK, N.A., a national banking association, as agent for the Banks hereunder ("Agent").

     WHEREAS, Borrower, the Banks, and Agent heretofore have entered into that certain Third Amended and Restated Credit Agreement, dated as of November 3, 1995, as amended by (a) that certain Letter Agreement, dated as of February 29, 1996, and (b) that certain Amendment Number Two to Third Amended and Restated Credit Agreement, dated as of September 30, 1996 (as amended, the "Credit Agreement");

     WHEREAS, Borrower has requested, among other things, that the Credit Agreement be amended to (a) extend the Maturity Date of and modify the interest rates applicable to the Loans, (b) modify the definitions of Permitted Junior Payments and Permitted Acquisitions, (c) modify certain covenants relating to Investments, (d) modify certain financial covenants, and (e) permit Borrower and its Subsidiaries to enter into a merger pertaining to a Permitted Acquisition so long as Borrower or such Subsidiary is the surviving entity; and

     WHEREAS, subject to the terms and conditions contained herein, the Banks are willing to so amend such provisions of the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS FOR THIS THIRD AMENDMENT. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, unless specifically defined herein. For purposes of this Third Amendment only, the following initially capitalized terms shall have the following meanings:

     "AGENT" has the meaning set forth in the introduction to this Third Amendment.

     "BANK"  and  "BANKS"  have  the  respective   meanings  set  forth  in  the
introduction to this Third Amendment.



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     "BORROWER"  has the  meaning  set forth in the  introduction  to this Third
Amendment.

     "CREDIT AGREEMENT" has the meaning set forth in the introduction to this Third Amendment.

                                    ARTICLE 2

                       AMENDMENTS TO THE CREDIT AGREEMENT

     2.1 Section 1.1 of the Credit Agreement hereby is amended by adding the following defined terms in alphabetical order:

     "DISQUALIFIED STOCK" means any Capital Stock of any Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the maturity date of the Securities (as defined in the Indenture), or which is exchangeable or convertible into debt securities of such Person, except to the extent that such exchange or conversion rights cannot be exercised prior to the maturity date of the Securities (as defined in the Indenture).

     "INDENTURE" means that certain Indenture, dated as of March 19, 1996, between Borrower and State Street Bank and Trust Company, a Massachusetts trust company, as trustee.

     "PERMITTED PAYMENT MEASUREMENT PERIOD" means the period from and after April 1, 1996 through and including the date on which a Permitted Junior Payment actually is made.

     "THIRD AMENDMENT" means Amendment Number Three to Third Amended and Restated Credit Agreement, dated as of August 6, 1997, among Borrower, the Banks party thereto, and Agent.

     "THIRD AMENDMENT CLOSING DATE" means the date on which the conditions precedent set forth in ARTICLE 3 of the Third Amendment shall have been satisfied.

     2.2 Section 1.1 of the Credit Agreement hereby is amended by deleting in their entirety the following defined terms: "Keepwell Agreement," "MARAD," "MARAD Reserve," "Warrant Agreement," and "Warrant Exercise Proceeds."

     2.3 The  definition of  "Applicable  Base Rate Margin" set forth in Section
1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:



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     "APPLICABLE  BASE RATE  MARGIN"  means and refers to, with  respect to Base
Rate Loans,

         LEVERAGE RATIO                   APPLICABLE BASE RATE MARGIN

         greater than or equal
         to 2.50:1.00                     0.25 percentage points

         less than 2.50:1.00              0.00 percentage points

                  The Applicable Base Rate Margin shall be based upon Borrower's Leverage Ratio which will be calculated quarterly as at the end of each fiscal quarter of Borrower based upon the four (4) immediately preceding fiscal quarters, including the quarter then ended. The applicable margin shall be redetermined quarterly on the date Agent receives quarterly financial statements pursuant to SECTION 5.2(A) hereof (or, in the case of the fourth fiscal quarter in each fiscal year, a certification by the chief financial officer or treasurer of Borrower).

     2.4 The definition of "Applicable  Commitment Fee  Percentage" set forth in
Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "APPLICABLE COMMITMENT FEE PERCENTAGE" means and refers to, with respect to the calculation of the Commitment Fee provided for in SECTION 2.13 hereof,

         LEVERAGE RATIO                      APPLICABLE COMMITMENT FEE
                                             PERCENTAGE

         greater than or equal
         to 2.50:1.00                        0.375 percentage points

         less than 2.50:1.00,
         but greater than or
         equal to 1.75:1.00                  0.30 percentage points

         less than 1.75:1.00,
         but greater than or
         equal to 1.00:1.00                  0.25 percentage points

         less than 1.00:1.00                 0.22 percentage points

                  The Applicable Commitment Fee Percentage shall be based upon Borrower's Leverage Ratio which will be calculated quarterly as at the end of each fiscal quarter of Borrower based upon the four (4) immediately preceding fiscal quarters, including the quarter then ended. The applicable percentage shall be redetermined quarterly on the date Agent receives quarterly financial statements pursuant to SECTION 5.2(A) hereof


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         (or, in the case of the fourth  fiscal  quarter in each fiscal  year, a certification by the chief financial officer or treasurer of Borrower).

     2.5 The definition of  "Applicable  LIBOR Rate Margin" set forth in Section
1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

                  "APPLICABLE LIBOR RATE MARGIN" means and refers to,

         LEVERAGE RATIO                      APPLICABLE LIBOR RATE MARGIN
         greater than or equal
         to 2.50:1.00                        1.50 percentage points

         less than 2.50:1.00,
         but greater than or
         equal to 1.75:1.00                  1.00 percentage points

         less than 1.75:1.00,
         but greater than or
         equal to 1.00:1.00                  0.75 percentage points

         less than 1.00:1.00                 0.50 percentage points

                  The Applicable LIBOR Rate Margin shall be based upon Borrower's Leverage Ratio which will be calculated quarterly as at the end of each fiscal quarter of Borrower based upon the four (4) immediately preceding fiscal quarters, including the quarter then ended. The applicable margin shall be redetermined quarterly on the date Agent receives quarterly financial statements pursuant to SECTION 5.2(A) hereof (or, in the case of the fourth fiscal quarter in each fiscal year, a certification by the chief financial officer or treasurer of Borrower). Anything to the contrary contained herein notwithstanding, (a) any LIBOR Rate Loan that is outstanding on the day on which the Applicable LIBOR Rate Margin changes, shall, until the end of the Interest Period relating to such LIBOR Rate Loan, continue to bear interest at the Applicable LIBOR Rate Margin that was in effect on the date such LIBOR Rate Loan was made, and (b) the letter of credit fee with respect to any Letter of Credit (other than a Commercial
         Letter of Credit) that is outstanding on the day on which the Applicable LIBOR Rate Margin changes, automatically shall be adjusted as of the date on which the Applicable LIBOR Rate Margin is adjusted.

     2.6 The definition of "Free Cash Flow Ratio" set forth in Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "FREE CASH FLOW RATIO" means and refers to, for the period to be determined, the ratio of (a) Consolidated EBITDA MINUS the lesser of (i) Twenty Five Million Dollars ($25,000,000) and (ii) actual Capital Expenditures calculated based upon the immediately preceding four (4) fiscal quarters, to (b) the sum of cash Interest Expense,


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     current provision for income taxes,  dividends,  and the current portion of
Funded  Debt as of the last day of such  period  (exclusive  of Debt  under this
Agreement,   the  Subordinated   Debt  (to  the  extent  that  it  is  redeemed,
repurchased, exchanged, or refinanced), and the Debt evidenced by the Pollution Control Bonds). For purposes of calculating the Free Cash Flow Ratio, Capital Expenditures shall be calculated exclusive of Capital Expenditures incurred or expended in connection with the consummation of a Permitted Acquisition to the extent that Borrower consummates such Permitted Acquisition with the Net
Issuance Proceeds of Qualified Offerings that were raised for the express purpose of consummating such Permitted Acquisition. In order to take advantage of such exclusion, Borrower shall be required to designate the calculation thereof to Agent in connection with the delivery of the Officer's Compliance Certificate pursuant to SECTION 5.2(F).

     2.7 The definition of "Junior Payment Amount" set forth in Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "JUNIOR  PAYMENT  AMOUNT" means and refers to the result of: (a) the sum of
(i) fifty percent (50%) of Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, MINUS one hundred percent (100%) of such deficit) during the Permitted Payment Measurement Period, PLUS (ii) the Net Issuance Proceeds of Qualified Offerings received during the Permitted Payment Measurement Period, PLUS (iii) the amount by which the Debt of Borrower is reduced on Borrower's balance sheet upon the conversion or exchange (other than by a Subsidiary) of any Debt of Borrower into or for Capital Stock (other than Disqualified Stock) of Borrower, during the Permitted Payment Measurement Period, PLUS (iv) Thirty Million Dollars ($30,000,000); MINUS (b) an amount equal to the aggregate Dollar amount of dividends (other than dividends paid in the form of Borrower Common Stock) in respect of Borrower Common Stock and Preferred Stock paid or accrued during the Permitted Payment Measurement Period.

     2.8 The definition of "Maturity Date" set forth in Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "MATURITY DATE" means and refers to June 30, 2002.

     2.9 The definition of "Permitted Acquisitions" set forth in Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "PERMITTED ACQUISITIONS" means and refers to Investments or Asset Acquisitions that (a) are in an aggregate amount (in addition to Borrower's Investments in KCC permitted under SECTIONS 6.3(J) AND (M) hereof) during the term of this Agreement of not more than twenty percent (20%) of the book value of all of Borrower's tangible Assets (exclusive of Borrower's interest in KCC) at the time of such Investment or Asset Acquisition, (b) are in Persons, or of Assets, that are engaged in, or useful in connection with, businesses that are substantially the same as those conducted by

Borrower and its Subsidiaries on the Closing Date, (c) if the consideration paid or payable for any such Investment or Asset Acquisition, or series of related transactions, is in excess of One Hundred Million Dollars ($100,000,000), result in (or continue) Borrower owning not less than fifty percent (50%) of the Voting Stock (or membership interests or partnership interests in the case of a limited liability company or limited liability partnership, respectively) of the Person in which the Investment is made or the Person that is to acquire the Assets and with respect to which Borrower also has the right, whether by contract, vote, or otherwise to exercise substantial input in the management and control of the business of such Person; (d) are not made utilizing Assets that compose the Collateral, and (e) are not made utilizing Assets that compose the Brooksville Plant. For purposes of the foregoing, a contribution of Dollars or Assets by Borrower to a newly created Subsidiary of Borrower for the purpose of permitting such Subsidiary to complete an Investment or Asset Acquisition shall not itself constitute an Investment to the extent such Dollars or Assets are, in fact, used to complete the proposed Investment or Asset Acquisition.

     2.10 The definition of "Permitted Junior Payments" set forth in Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "PERMITTED JUNIOR PAYMENTS" means and refers to, so long as at each time thereof, no Event of Default or Unmatured Event of Default has occurred and is continuing and no such Event of Default or Unmatured Event of Default would result therefrom, (a) the redemption, payment, repurchase, retirement for value, or acquisition, in one or more transactions, in an aggregate amount (excluding any consideration paid in the form of Borrower Common Stock) of up to the Junior Payment Amount of (i) Preferred Stock, (ii) Borrower Common Stock, or (iii) any combination of the foregoing, and (b) the conversion of any Permitted Preferred Stock into, or the redemption or acquisition of any Permitted Preferred Stock for, Borrower Common Stock and payments of immaterial amounts in lieu of fractional shares in connection with any such conversion or redemption; PROVIDED, HOWEVER, that if no Event of Default or Unmatured Event of Default had occurred and was continuing on the date that Borrower gives notice of redemption or otherwise commences any action preliminary to making a Permitted Junior Payment, Borrower shall be entitled to make such Permitted Junior Payment notwithstanding the occurrence or continuation of an Event of Default or Unmatured Event of Default (other than an Event of Default or Unmatured Event of Default under SECTION 7.1(A) hereof) as of the date such Permitted Junior Payment is to be made.

     2.11 The definition of "Qualified Offerings" set forth in Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "QUALIFIED OFFERINGS" means and refers to all offerings (whether one or more) by Borrower, on or after November 3, 1995, of equity securities other than Prohibited Preferred Stock, including, without limitation, the issuance of equity securities pursuant to warrants.

     2.12 The  definition  of  "Revolving  Credit  Facility  Usage" set forth in
Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

     "REVOLVING CREDIT FACILITY USAGE" shall mean, on the date any determination thereof is to be made, the sum of, without duplication: (a) the outstanding amount of the Revolving Credit Facility Loans; PLUS (b) the Letter of Credit Usage; PLUS (c) any amounts reserved under SECTION 6.1(D).

     2.13 Section 2.1(c) of the Credit Agreement hereby is deleted in its entirety.

     2.14 Clause (b) of Section 2.8 of the Credit Agreement hereby is amended by deleting the following parenthetical:

         (except a Borrowing pursuant to SECTION 2.1(C) which shall be made upon the written notice provided for therein but shall be subject to the timing requirement set forth in CLAUSE (I) and SUBSECTION (C) below)

     2.15 Clause (d) of Section 5.9 of the Credit Agreement hereby is amended in its entirety to read as follows:

     (D) REPORTING. Borrower promptly shall advise Agent and each Bank in writing and in reasonable detail of any administrative or judicial proceeding subject to disclosure under 17 C.F.R. ss.229.103(5)(C)(1995) that reasonably could be expected to have a Material Adverse Effect.

     2.16 Article 5 of the Credit Agreement hereby is amended by adding the following Section 5.14:

          5.14 AMENDMENT OF REAL PROPERTY COLLATERAL DOCUMENTS. On or before the date that is sixty (60) days following the Third Amendment Closing Date, Borrower shall execute and deliver to Agent (a) such amendments, if any, to the Real Property Collateral Documents, in form and substance reasonably satisfactory to Agent and its counsel, as Agent has concluded are necessary as a result of the Third Amendment to continue the grant to Agent, on behalf of the Banks, of a Lien upon the Collateral, and (b) an endorsement to the title policy insuring the same in regards to the Third Amendment if Agent has concluded that amendments are necessary pursuant to CLAUSE (A) of this SECTION 5.14.

     2.17 Section 6.3 of the Credit Agreement hereby is amended in its entirety to read as follows:

          6.3  INVESTMENTS.  Borrower shall not, and shall not permit any of its
               Subsidiaries   to,   directly  or  indirectly  make  or  own  any
               Investment in any Person, except:

          (a)  Borrower  and  each  of  its   Subsidiaries   may  make  and  own
               Investments in Cash Equivalents;

          (b) Borrower and each of its Subsidiaries may maintain any Investment extant on the date hereof in any of Borrower's Subsidiaries or in any other Person as such Investments are set forth in the Disclosure Statement;

          (c) Borrower and its Subsidiaries may make and own loans and otherwise create Debt as permitted under SECTIONS 6.1(L) and 6.1(I) hereof;

          (d) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing and so long as no Event of Default or Unmatured Event of Default would result therefrom, Borrower and its Subsidiaries may make and own Investments not otherwise permitted under this SECTION 6.3 to the extent that such Investments constitute Permitted Acquisitions;

          (e) Borrower and its Subsidiaries may make and own loans or advances to any of their officers or employees;

          (f) Borrower and each of its Subsidiaries may make and own Investments in any debt or equity instrument (i) that matures within three hundred ninety (390) days of the date of acquisition of the Investment and is issued by a Person that on the date of acquisition of the Investment has a commercial paper rating of P-1 by Moody's or A-1 by S&P, or better, or such instrument is irrevocably guaranteed or backed by an irrevocable letter of credit from the date of acquisition of the Investment through maturity by a Person having on the date of acquisition of the Investment a long-term debt rating of no less than Aa by Moody's or AA by S&P, or (ii) that matures within thirty (30) days of the date of the Investment and is issued by a Person that on the date of acquisition of the Investment has a commercial paper rating of no less than P-2 by Moody's or A-2 by S&P, or such instrument is irrevocably guaranteed or backed by an irrevocable letter of credit from the date of acquisition of the Investment through maturity by a Person having on the date of acquisition of the Investment a long-term debt rating of no less than A by Moody's or A by S&P, or (iii) that matures within five hundred forty
               (540) days of the date of acquisition of the Investment and is issued by a Person that on the date of acquisition of the Investment has a commercial paper rating of P-1 by Moody's or A-1 by S&P, or better, or such instrument is irrevocably guaranteed or backed by an irrevocable letter of credit from the date of acquisition of the Investment through maturity by a Person having on the date of acquisition of the Investment a long-term debt rating of no less than Aa by Moody's or AA by S&P; PROVIDED, HOWEVER, that the maximum amount of all such Investments under this CLAUSE (III) shall not exceed Twenty Five Million Dollars ($25,000,000) in the aggregate outstanding at any one time, or
               (iv) with respect to Moore McCormack Insurance Bermuda, Ltd., only, which is consistent with past practices and in an aggregate amount not in excess of that required for collateral security and capitalization purposes for the conduct of its business;

          (g) Investments in respect of accounts receivable that have become delinquent, including the acceptance of securities of the account debtor obtained by Borrower or its Subsidiaries in connection with a plan of reorganization or workout of the indebtedness of such account debtor, together with the making of additional Investments in such account debtors so long as the maximum amount of additional Investments made in any one such account debtor under this CLAUSE (G) does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) and so long as the maximum amount of all such additional Investments in such account debtors under this CLAUSE (G) does not exceed Twenty Five Million Dollars ($25,000,000) in the aggregate;

          (h)  Borrower may annually  make and own loans,  advances,  or capital contributions to The Southdown Employee Benefit Trust in an amount actuarially determined as the amount necessary to provide for the satisfaction of Borrower's and its Subsidiaries' estimated health benefit claims;

          (i) Borrower may make and own loans to Moore-McCormack Transport, Inc., or its Affiliates, not otherwise permitted under this
               SECTION 6.3 in an aggregate amount not to exceed Three Million Dollars ($3,000,000) outstanding at any one time;

          (j) Borrower may make and own loans to KCC not otherwise permitted under this SECTION 6.3 in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) outstanding at any one time;

          (k)  Borrower  and  each  of  its   Subsidiaries   may  make  and  own
               Investments  in  investment   funds  that  make   Investments  as
               described in CLAUSES (I), (II), AND (III) of CLAUSE (F) above;

          (l) Borrower and each of its Subsidiaries may make and own Investments in respect of state or federal government obligations so long as any such Investment matures within three hundred ninety (390) days of the date of acquisition of the Investment and, in the case of state government obligations, is issued by a Person that on the date of acquisition of the Investment has a rating of A-1 by Moody's or A by S&P, or better, or such instrument is irrevocably guaranteed or backed by an irrevocable letter of credit from the date of acquisition of the Investment through maturity by a Person having on the date of acquisition of the Investment a long term debt rating of no less than Aa by Moody's or AA by S&P; and

          (m) Borrower may make Investments in an aggregate amount not to exceed Thirty Five Million Dollars ($35,000,000) to acquire the remaining twenty-five percent (25%) partnership interest in KCC.

     2.18 Clause (a) of Section 6.6 of the Credit Agreement hereby is amended in its entirety to read as follows:

          (A) LEVERAGE RATIO. Borrower shall not permit, on the final day of any fiscal quarter ending on or after the Third Amendment Closing Date, its Leverage Ratio, calculated based upon the four (4) immediately preceding fiscal quarters, including the quarter then ended, to be greater than the correlative ratios indicated below:

         PERIOD                               RATIO

         Third Amendment Closing Date
         through March 31, 1999               3.00:1.00

         June 30, 1999 through
         December 31, 2001                    2.75:1.00

         March 31, 2002 through
         the Maturity Date                    2.50:1.00

     2.19 Clause (b) of Section 6.6 of the Credit Agreement hereby is amended in its entirety to read as follows:

          (B) CONSOLIDATED TANGIBLE NET WORTH. Borrower shall not permit, as of the Third Amendment Closing Date, its Consolidated Tangible Net Worth to be less than Three Hundred Million Dollars ($300,000,000). Thereafter, as of the last date of each fiscal quarter of Borrower beginning with Borrower's fiscal quarter ended September 30, 1997, Borrower's minimum Consolidated Tangible Net Worth requirement shall be the amount applicable to Borrower's immediately preceding fiscal quarter (or in the case of such determination on September 30, 1997, Three Hundred Million Dollars ($300,000,000)) (i) increased, as of the last day of each of its second and fourth fiscal quarters, by an amount equal to (y) one hundred percent (100%) of Consolidated Net Income (solely to the extent that, for any six-month period, such number is a positive number) for such fiscal quarter and the immediately preceding fiscal quarter), MINUS (z) the aggregate Dollar amount of dividends paid or accrued (without duplication of an accrual taken in any fiscal quarter prior to the immediately preceding fiscal quarter) by Borrower on account of its Capital Stock during such fiscal quarter or the immediately preceding fiscal quarter; and (ii) decreased, as of the last day of each of its fiscal quarters, by an amount equal to the aggregate Dollar amount of Permitted Junior Payments paid or accrued (without duplication of an accrual taken in a prior fiscal quarter) by Borrower on account of its Capital Stock during such fiscal quarter.

     2.20 Clause (d) of Section 6.6 of the Credit Agreement hereby is amended in its entirety to read as follows:

          (D) FREE CASH FLOW RATIO. Borrower shall not permit, on the final day of any fiscal quarter ending on or after the Third Amendment Closing Date, its Free Cash

               Flow Ratio, calculated based upon the four (4) immediately preceding fiscal quarters, including the quarter then ended, to be less than 1.15:1.00.

     2.21 Clause (f) of Section 6.7 of the Credit Agreement hereby is amended in its entirety to read as follows:

          (f) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing and so long as no Event of Default or Unmatured Event of Default would result therefrom, (i) Borrower and its Subsidiaries may make and own Permitted Acquisitions and
               (ii) any Permitted Acquisition may be merged or consolidated with or into Borrower or any of its Subsidiaries so long as Borrower or any such Subsidiary is the surviving entity of such merger or consolidation.

     2.22 Section 6.19 of the Credit Agreement hereby is amended in its entirety to read as follows:

          6.19 SUBORDINATED DEBT, PREFERRED STOCK, AND BORROWER COMMON STOCK. Borrower shall not, and shall not cause or permit any of its Subsidiaries to:

          (a) pay, prepay, or set aside funds for the payment or prepayment of the principal of any Subordinated Debt if an Event of Default or Unmatured Event of Default has occurred and is continuing or if an Event of Default or Unmatured Event of Default would result therefrom; PROVIDED, HOWEVER, that if no Event of Default or Unmatured Event of Default had occurred and was continuing on the date that Borrower gives notice of such payment or prepayment, or otherwise commences any action preliminary to making a such payment or prepayment, Borrower shall be entitled to make such payment or prepayment notwithstanding the occurrence or continuation of an Event of Default or Unmatured Event of Default (other than an Event of Default or Unmatured Event of Default under SECTIONS 7.1(A), (C), (D), (G), (H), (I), AND (J) hereof) as of the date such payment or prepayment is to be made;

          (b) pay any amount with respect to any Subordinated Debt in violation of the terms of the subordination provisions thereof;

          (c) redeem, repurchase, or otherwise retire for value any Subordinated Debt if an Event of Default or Unmatured Event of Default has occurred and is continuing or if an Event of Default or Unmatured Event of Default would result therefrom; PROVIDED, HOWEVER, that if no Event of Default or Unmatured Event of Default had occurred and was continuing on the date that Borrower gives notice of redemption or otherwise commences any action preliminary to redeeming, repurchasing, or otherwise retiring for value any Subordinated Debt, Borrower shall be entitled to make such redemption, repurchase, or retirement notwithstanding the occurrence or continuation of an Event of Default or Unmatured Event of Default (other than an Event of Default or Unmatured Event of Default under SECTIONS 7.1(A),

     (C), (D), (G), (H), (I), AND (J) hereof) as of the date such redemption, repurchase, or retirement is to be made; and

          (d) other than Permitted Junior Payments, redeem, repurchase, or otherwise retire for value, or set aside funds for the redemption, repurchase, or other retirement for value of any of its Preferred Stock or the Borrower Common Stock.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

     CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS THIRD AMENDMENT. The effectiveness of this Third Amendment is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions:

     3.1 the Agent shall have received a certificate from a Secretary or Assistant Secretary of Borrower attesting to the resolutions of Borrower's board of directors authorizing the execution and delivery of this Third Amendment;

     3.2 the Agent shall have received counterparts of this Third Amendment duly executed and delivered by Borrower and each of the Banks;

     3.3 the Agent shall have received a certificate from a Responsible Officer certifying that:

          (a) the representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents, to the extent that it is a party thereto, are true and correct in all material respects at and as of the date of the effectiveness of this Third Amendment, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date);

          (b) neither an Event of Default nor an Unmatured Event of Default has occurred and is continuing on the date of the effectiveness of this Third Amendment;

          (c) on the date of the effectiveness of this Third Amendment, no Material Adverse Change has occurred, as a result of one or more acts or occurrences; and

          (d) the Credit Agreement and each of the Loan Documents are in full force and effect; and

     3.4 the Agent shall have received any fees due and owing by Borrower.

                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1 EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. All of such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature pages of this Third Amendment by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature pages of this Third Amendment by telecopier thereafter also shall deliver promptly a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Third Amendment.

     4.2 EFFECTIVENESS. This Third Amendment shall be effective as of the date hereof, subject to the fulfillment of the conditions set forth in ARTICLE 3 of this Third Amendment.

     4.3 NO OTHER AMENDMENT. Except as expressly amended hereby, the Credit Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Third Amendment conflict with those of the Credit Agreement, the terms and provisions of this Third Amendment shall control. This Third Amendment shall be deemed a part of and hereby is incorporated in the Credit Agreement.

     4.4 GOVERNING LAW. This Third Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.



                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date first set forth above.

                                             SOUTHDOWN, INC.,
                                             a Louisiana corporation

                                             By____________________________
                                             Title:______________________


                                             WELLS FARGO BANK, N.A.,
                                         a national banking association, in its
                                           individual capacity and as Agent

                                             By____________________________
                                             Title:______________________


                                             SOCIETE GENERALE, SOUTHWEST
                                                        AGENCY

                                             By____________________________
                                             Title:______________________


                                             CREDIT SUISSE FIRST BOSTON
                                            (FORMERLY KNOWN AS CREDIT SUISSE)

                                             By____________________________
                                             Title:______________________

                                             By____________________________
                                             Title:______________________


                                             CAISSE NATIONALE DE CREDIT
                                                     AGRICOLE

                                             By____________________________
                                             Title:______________________

                                             BANQUE PARIBAS
                                             By____________________________
                                             Title:______________________

                                             By____________________________
                                             Title:______________________


                                             CIBC INC.
                                             By____________________________
                                             Title:______________________


                                             THE BANK OF NOVA SCOTIA
                                             By____________________________
                                             Title:______________________


                                             BANKBOSTON, N.A.
                                             By____________________________
                                             Title:______________________